TerrAscend Reports Second Quarter 2026 Financial Results

Q2 2026 Net Revenue of $67.1 Million, Up Sequentially and Year-Over-Year

Q2 2026 Gross Profit Margin of 54.0%, Up 120 Basis Points Sequentially and 290 Basis Points Year-Over-Year

Q2 2026 Net Cash Provided from Continuing Operations of $7.4 Million, Representing 12.5% Operating Cash Flow Yield1

Q2 2026 Free Cash Flow¹ of $5.7 Million, Representing 9.9% Free Cash Flow Yield1

16th Consecutive Quarter of Positive Cash Flow from Continuing Operations and 12th Consecutive Quarter of Positive Free Cash Flow¹

Completed an Oversubscribed $21.8 Million Convertible Debt Financing, Extending Convertible Debt Maturity to 2031 and Enhancing Financial Flexibility

TORONTO, August 6, 2026 - TerrAscend Corp. ("TerrAscend" or the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today reported its financial results for the second quarter ended June 30, 2026. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations unless otherwise noted, due to the Company’s previously stated intention to sell all of its Michigan assets, which are reported as discontinued operations effective as of the second quarter ended June 30, 2025. All historical periods have been restated accordingly.

Second Quarter 2026 Financial Highlights

•
Net Revenue of $67.1 million, compared to $65.5 million in the first quarter of 2026 and $65.0 million in the second quarter of 2025
•
Gross Profit Margin of 54.0%, compared to 52.8% in the first quarter of 2026 and 51.1% in the second quarter of 2025
•
GAAP Net Loss from continuing operations was $10.1 million, compared to $6.8 million in the first quarter of 2026 and $6.4 million in the second quarter of 2025
•
Adjusted EBITDA from continuing operations¹ was $17.7 million or 26.3% of net revenue, compared to $17.4 million or 26.5% of net revenue in the first quarter of 2026 and $16.0 million or 24.6% of net revenue in the second quarter of 2025. Q2 Adjusted EBITDA represents 11% year-on-year growth.
•
Net Cash provided from continuing operations was $7.4 million
•
Free Cash Flow¹ was $5.7 million

“Our second quarter net revenue, gross margin and Adjusted EBITDA increased sequentially and year-over-year, exceeding our expectations. We also generated another quarter of positive operating and free cash flow, ending the quarter with a strong cash position of $42.0 million,” said Jason Wild, Executive Chairman of TerrAscend. “Revenue increased sequentially across New Jersey, Maryland and Pennsylvania, with strength in both our retail and wholesale channels. These results demonstrate the consistency of our execution and operational efficiency, as well as the quality and the strength of our brands across our core markets.”

Mr. Wild added, “During the quarter, we strengthened our balance sheet through an oversubscribed convertible debenture financing that extended our convertible debt maturities to 2031 at a lower interest rate, and we signed an agreement to acquire our fifth dispensary in New Jersey. These actions enhance our financial flexibility and reinforce our disciplined approach to capital allocation and strategic growth. As regulatory momentum continues to build, we are taking the appropriate steps to prepare for an uplisting to a major U.S. exchange.”

Financial Summary Q2 2026 and Comparative Periods

(in millions of U.S. Dollars)	Q2 2026	Q1 2026	Q2 2025
Revenue, net	67.1	65.5	65.0
Quarter-over-Quarter increase	2.4%

Year-over-Year increase	3.3%

Gross profit	36.3	34.6	33.2
Gross profit margin	54.0%	52.8%	51.1%

General & Administrative expenses	22.9	21.5	21.0
Share-based compensation expense (included in G&A expenses above)	0.8	0.9	0.8
G&A as a % of revenue, net	34.0%	32.8%	32.3%

Net loss from continuing operations	(10.1)	(6.8)	(6.4)

EBITDA from continuing operations[1]	14.8	17.3	15.9

Adjusted EBITDA from continuing operations[1]	17.7	17.4	16.0
Adjusted EBITDA Margin from continuing operations[1]	26.3%	26.5%	24.6%

Net cash provided by operations - continuing operations	7.4	8.7	7.3

Free Cash Flow[1]	5.7	7.8	5.0

Second Quarter 2026 Business and Operational Highlights

•
Scheduled a Special Meeting of Shareholders for August 24, 2026 to vote on a proposed share consolidation, a key step toward listing on a major U.S. exchange.
•
Appointed Eric Jackson as Chief Financial Officer, bringing more than two decades of finance and operational leadership across retail, consumer, and manufacturing sectors.
•
Completed an oversubscribed convertible debenture financing for aggregate gross proceeds of $21.8 million, utilizing $11.1 million to retire existing higher-interest-rate senior unsecured convertible debentures, extending the vast majority of convertible debenture maturity to 2031, with the remainder of the capital available for mergers and acquisitions.
•
Paid down $10.0 million on the principal of the Company’s term loan, which brings year-to-date term loan repayments to $15.5 million.
•
Signed an agreement for the option to acquire ownership in Aunt Mary's, a high-performing dispensary in Flemington, New Jersey, which generates over $10.0 million in annualized revenue and is expected to be immediately accretive on an EBITDA and free cash flow basis. Aunt Mary’s would be the Company’s fifth dispensary in the state.
•
In New Jersey, all three Apothecarium stores ranked within the top 25 in the state, with two improving in rank quarter-over-quarter, led by Phillipsburg at number 32.
•
In Maryland, two of the four Apothecarium stores, Cumberland and Salisbury, ranked among the top 10 in the state2.
•
Improved to the number 4 position in Maryland at 6.0% market share, supported by the launch of Tyson 2.0 products as well as growth in vapes, prerolls, and edibles3.
•
In Pennsylvania, five of the six Apothecarium stores ranked among the top 15 in the state, reflecting continued strength in retail productivity2.

Subsequent Events

•
Appointed Ziad Ghanem, President and Chief Executive Officer of TerrAscend, to the Board of Directors.

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA margin from continuing operations, Free Cash Flow, and Free Cash Flow Yield are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure at the end of this release. Operating Cash Flow Yield of 12.5% and Free Cash Flow Yield of 9.9% is calculated by taking Net Cash Provided from Continuing Operations and Free Cash Flow on a trailing twelve-month basis and dividing by the market value of the Company’s outstanding and exchangeable shares as of June 30, 2026.

2. Source: LIT Alerts

3. Source: BDSA

Second Quarter 2026 Financial Results

Net revenue for the second quarter of 2026 was $67.1 million, compared to $65.5 million for the first quarter of 2026, and $65.0 million for the second quarter of 2025. The sequential and year-over-year improvement was driven by strength in retail and wholesale.

Gross profit margin from continuing operations for the second quarter of 2026 was 54.0%, as compared to 52.8% for the first quarter of 2026, and 51.1% for the second quarter of 2025. Sequential and year-over-year performance reflects continued strength across all markets.

G&A expenses for the second quarter of 2026 were $22.9 million and 34.0% of revenue, compared to $21.5 million and 32.8% of revenue for the first quarter of 2026, and $21.0 million and 32.3% of revenue for the second quarter of 2025.

GAAP net loss from continuing operations for the second quarter of 2026 was $10.1 million, compared to a net loss of $6.8 million for the first quarter of 2026, and a net loss of $6.4 million for the second quarter of 2025.

Adjusted EBITDA from continuing operations was $17.7 million for the second quarter of 2026, or 26.3% of revenue, compared to $17.4 million for first quarter of 2026, or 26.5% of revenue, and $16.0 million for the second quarter of 2025, or 24.6% of revenue.

Balance Sheet and Cash Flow

Cash and cash equivalents were $42.0 million as of June 30, 2026. Net cash provided by continuing operations in the second quarter of 2026 was $7.4 million. This represents the Company’s sixteenth consecutive quarter of positive cash flow from continuing operations.

Capital expenditures were $1.6 million in the second quarter of 2026, primarily related to ongoing cultivation and facility optimization projects. Free cash flow was $5.7 million in the second quarter of 2026, representing the twelfth consecutive quarter of positive free cash flow.

As of June 30, 2026, there were approximately 383 million basic shares of the Company issued and outstanding, including 309 million common shares, 11 million preferred shares as converted, and 63 million exchangeable shares. Additionally, there were 23 million warrants outstanding at a weighted average price of $4.18 USD per share. During the six month period ending June 30, 2026, the Company completed the repurchase of 578,500 shares through its normal course issuer bid at a weighted average price of $0.67 USD per share.

Conference Call Details

TerrAscend will host a conference call today, Thursday, August 6, 2026, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Executive Officer, and Eric Jackson, Chief Financial Officer will host the call at 5:00 p.m. Eastern Time. A question-and-answer session will follow management's presentation.

Date:	Thursday, August 6, 2026
Time:	5:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/KdQDYQEYArL
Dial-in Number:	1-888-510-2154
Replay:	1-289-819-1450 or 1-888-660-6345 Available until 12:00 midnight Eastern Time on Thursday, August 20, 2026 Replay Entry Code: 58705 #

About TerrAscend Corp.

TerrAscend Corp. is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. On April 23, 2026, the U.S. Department of Justice issued a final rule rescheduling marijuana contained in United States Food and Drug Administration (“FDA”)-approved drug products and marijuana subject to a state medical marijuana license from Schedule I to Schedule III of the Controlled Substances Act (“CSA”), which became effective on April 28, 2026. However, any form of marijuana other than in an FDA-approved drug product or marijuana subject to a state medical marijuana license remains a Schedule I controlled substance under the CSA, and those who handle such material remain subject to the regulatory controls and administrative, civil, and criminal sanctions applicable to Schedule I controlled substances. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of the Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Forward-Looking Information and Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forward-looking information are intended to be covered by the safe harbor provisions for forward-looking statements contained in those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but are not limited to, the anticipated impact of cannabis-related regulatory developments, including the possibility that such regulatory developments may, over time, expand access to institutional capital and provide public multi-state operators like TerrAscend with a pathway toward a potential listing on the NASDAQ or NYSE; the Company's expectations regarding the status and timing of its listing applications with major U.S. stock exchanges; statements with respect to the Company’s expectations with respect to its business outlook, financial profile, and operational efficiencies; its market opportunities, growth prospects in new and existing markets, and M&A strategy; statements with respect to the occurrence, timing and expected outcomes resulting from the potential closing of the Aunt Mary’s dispensary transactions, including the timing and completion of the exercise of the option to acquire ownership in Aunt Mary’s, the expected financial contribution of the potential acquisition, including anticipated EBITDA and free cash flow accretion, TerrAscend’s ability to vertically integrate the dispensary and improve margins; and TerrAscend’s continued retail expansion strategy in New Jersey. Forward-looking information and forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information and forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking information and forward-looking statements because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information and forward-looking statements are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information and forward-looking statements. Such risks and uncertainties include, but are not limited to, whether the Company elects to make any share repurchases in connection with the normal course issuer bid, current and future market conditions; the Company’s ability to execute on its business strategy, drive efficiency, and achieve profitability and growth targets; the Company’s ability to continue generating positive cash flow from operations; the impact and scope of the rescheduling of cannabis, including the distinction between medical and adult-use cannabis and the ongoing nature of the broader rescheduling process; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 12, 2026, as updated by its Quarterly Reports on Form 10-Q.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information or forward-looking statements, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain non-GAAP financial measures, including EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA margin from continuing operations, Free Cash Flow, and Free Cash Flow Yield. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) Free cash flow from net cash provided by operating activities from continuing operations less capital expenditures for property and equipment, which management believes is an important measurement of the Company's ability to generate additional cash from its business operations, (ii) Free Cash Flow Yield by taking Free cash flow on a trailing twelve-month basis and dividing by the market value of the Company’s outstanding and exchangeable shares, which management believes provides investors with important information regarding cash generation relative to the Company’s market valuation, and (iii) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net loss, adjusted in each case to exclude provision for income taxes, finance expenses, and amortization and depreciation, and further adjusted for Adjusted EBITDA from continuing operations to exclude share-based compensation, loss (gain) on fair value of derivative liabilities, (gain) loss on lease termination, gain from revaluation of contingent consideration, unrealized and realized loss (gain) on investments, unrealized and realized foreign exchange loss (gain), and certain other one-time items, which management believes is not reflective of the ongoing operations and performance of the Company. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure set forth below.

The Company believes EBITDA and Adjusted EBITDA from continuing operations are useful performance measures to assess the performance of the Company as it provides more meaningful ongoing operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding the Company:

Eric Jackson

Chief Financial Officer

IR@terrascend.com

689-345-4114

Investor Relations Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

TerrAscend@KCSA.com

212-896-1254

TerrAscend Corp.

Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$42,026	$37,414
Restricted cash	—	110
Accounts receivable, net	16,323	16,898
Investments	91	362
Inventory	39,179	34,054
Prepaid expenses and other current assets	15,844	8,557
Assets from discontinued operations, current	—	12,713
Total current assets	113,463	110,108
Non-current assets
Property and equipment, net	123,763	129,932
Deposits	—	60
Operating lease right of use assets	26,517	26,691
Intangible assets, net	175,337	167,310
Goodwill	113,892	109,770
Other non-current assets	733	13,508
Total non-current assets	440,242	447,271
Total assets	$553,705	$557,379

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$40,133	$39,807
Deferred revenue	4,406	3,993
Convertible debt	—	10,355
Loans payable	14,049	5,322
Operating lease liability	1,119	1,511
Derivative liability	—	967
Corporate income tax payable	2,290	5,360
Liabilities from discontinued operations	—	12,616
Total current liabilities	61,997	79,931
Non-current liabilities
Loans payable	183,226	203,846
Operating lease liability	28,948	28,555
Derivative liability	14,688	2,221
Convertible debt	16,271	6,896
Deferred income tax liability	11,900	8,025
Liability on uncertain tax position	152,547	128,798
Other long term liabilities	86	86
Total non-current liabilities	407,666	378,427
Total liabilities	469,663	458,358
Commitments and contingencies
Shareholders' equity
Share capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 10,725 and 10,725 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common shares, no par value, unlimited shares authorized; 309,175,647 and 308,532,518 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Treasury stock, no par value; nil and nil shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	959,974	960,241
Accumulated other comprehensive income	2,605	1,986
Accumulated deficit	(882,963)	(864,742)
Non-controlling interest	4,426	1,536
Total shareholders' equity	84,042	99,021
Total liabilities and shareholders' equity	$553,705	$557,379

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue, net	$67,119	$65,006	$132,658	$129,309

Cost of sales	30,869	31,771	61,806	61,393

Gross profit	36,250	33,235	70,852	67,916

Operating expenses:
General and administrative	22,852	20,980	44,349	42,129
Amortization and depreciation	1,285	1,284	2,833	2,573
Other operating expense	—	—	36	—
Total operating expenses	24,137	22,264	47,218	44,702

Income from operations	12,113	10,971	23,634	23,214

Other expense (income)
Finance and other expenses	8,810	8,747	18,135	17,082
Unrealized and realized loss (gain) on investments	271	(7)	271	735
Loss (gain) on fair value of derivative liabilities	1,171	(279)	(232)	(376)
(Gain) loss from revaluation of contingent consideration	—	(34)	—	346
Unrealized and realized foreign exchange loss (gain)	333	(648)	511	(607)
Income from continuing operations before provision for income taxes	1,528	3,192	4,949	6,034
Provision for income taxes	11,587	9,598	21,837	20,105
Net loss from continuing operations	$(10,059)	$(6,406)	$(16,888)	$(14,071)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	$2,004	$(41,701)	$828	$(46,305)
Net loss	$(8,055)	$(48,107)	$(16,060)	$(60,376)

Foreign currency translation adjustment	(317)	854	(619)	840
Comprehensive loss	$(7,738)	$(48,961)	$(15,441)	$(61,216)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(11,165)	$(7,684)	$(19,050)	$(16,651)
Non-controlling interests	$1,106	$1,278	$2,162	$2,580

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(8,844)	$(50,239)	$(17,603)	$(63,796)
Non-controlling interests	$1,106	$1,278	$2,162	$2,580

Net (loss) income per share - basic & diluted:
Continuing operations	$(0.04)	$(0.03)	$(0.06)	$(0.06)
Discontinued operations	0.01	(0.14)	—	(0.16)
Net loss per share - basic & diluted	$(0.03)	$(0.17)	$(0.06)	$(0.22)
Weighted average number of outstanding common shares - basic & diluted	309,364,563	299,087,022	308,950,479	296,137,440

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Operating activities
Net loss from continuing operations	$(16,888)	$(14,071)
Adjustments to reconcile net loss to net cash provided by operating activities
Accretion and accrued interest	4,946	4,306
Depreciation of property and equipment and amortization of intangible assets	8,021	7,729
Amortization of operating right-of-use assets	730	805
Share-based compensation	1,714	2,293
Deferred income tax expense	484	597
Gain on fair value of derivative liabilities	(232)	(376)
Unrealized and realized loss on investments	271	735
Loss from revaluation of contingent consideration	—	346
Provision for expected credit loss	826	673
Unrealized and realized foreign exchange loss (gain)	511	(607)
Impairment and other	36	(5)
Changes in operating assets and liabilities
Receivables	(262)	(511)
Inventory	(5,128)	4,580
Accounts payable and accrued liabilities	2,218	(5,046)
Income taxes paid and tax related liabilities	20,439	16,862
Prepaid expense and other current assets	(1,322)	79
Other assets and liabilities	(327)	90
Net cash provided by operating activities - continuing operations	16,037	18,479
Net cash used in operating activities - discontinued operations	(971)	(7,658)
Net cash provided by operating activities	15,066	10,821

Investing activities
Investment in property and equipment	(2,504)	(4,650)
Investment in note receivable, net of interest received	103	123
Investment in intangible assets	(44)	(726)
Cash portion of consideration paid in acquisition, net of cash received	(3,722)	(5,128)
Refund of deposit for business acquisition	3,400	—
Deposit for business acquisition	(250)	—
Net cash used in investing activities - continuing operations	(3,017)	(10,381)
Net cash provided by (used in) investing activities - discontinued operations	1,293	(737)
Net cash used in investing activities	(1,724)	(11,118)

Financing activities
Proceeds from loan payable, net of transaction costs	—	5,000
Loan principal paid, including exit fees	(16,236)	(1,966)
Capital distributions paid to non-controlling interests	(2,563)	(1,988)
Payment for contingent consideration	—	(386)
Proceeds from convertible debentures, net of issuance costs	18,967	—
Convertible debentures principal paid	(8,630)	—
Proceeds from exercise of stock options	20	—
Repurchases of common shares	(391)	(377)
Net cash (used in) provided by financing activities - continuing operations	(8,833)	283
Net cash used in financing activities - discontinued operations	(200)	—
Net cash (used in) provided by financing activities	(9,033)	283

Net increase (decrease) in cash and cash equivalents and restricted cash during the period	4,309	(14)
Net effects of foreign exchange	193	(191)
Cash and cash equivalents and restricted cash, beginning of the period	37,524	26,987
Cash and cash equivalents and restricted cash, end of the period	$42,026	$26,782

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

The table below reconciles net loss to EBITDA and Adjusted EBITDA:

	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net (loss) income	(8,055)	(8,004)	(48,107)
(Loss) income from discontinued operations	2,004	(1,175)	41,701
Loss from continued operations	(10,059)	(6,829)	(6,406)

Add (deduct) the impact of:
Provision for income taxes	11,587	10,250	9,598
Finance expenses	9,347	9,753	8,962
Amortization and depreciation	3,881	4,140	3,784
EBITDA from continuing operations	14,756	17,314	15,938
Add (deduct) the impact of:
Share-based compensation	829	885	779
Loss (gain) on fair value of derivative liabilities	1,171	(1,403)	(279)
Unrealized and realized foreign exchange loss (gain)	333	178	(648)
Unrealized and realized loss (gain) on investments	271	—	(7)
(Gain) loss on lease termination	(1)	36	—
Gain from revaluation of contingent consideration	—	—	(34)
Other one-time items	302	354	267
Adjusted EBITDA from continuing operations	$17,661	$17,364	$16,016
Adjusted EBITDA Margin from continuing operations	26.3%	26.5%	24.6%

The table below reconciles Net cash provided by operating activities to Free Cash Flow:

	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net cash provided by operating activities - continuing operations	$7,385	$8,652	$7,300
Capital expenditures for property and equipment	(1,639)	(865)	(2,292)
Free Cash Flow	$5,746	$7,787	$5,008

The table below reconciles Net cash provided by operating activities to Free Cash Flow Yield:

Trailing Twelve Months Ended June 30, 2026
Net cash provided by operating activities - continuing operations	$31,484
Capital expenditures for property and equipment	(6,468)
Free Cash Flow	$25,016

Market capitalization as of June 30, 2026	$252,669

Operating Cash Flow Yield	12.5%
Free Cash Flow Yield	9.9%